Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

On July 20, 2017, NeuroOne Medical Technologies Corporation, through a wholly owned acquisition subsidiary, acquired 100% of the outstanding capital stock of NeuroOne, Inc. in a reverse triangular merger and reorganization pursuant to section 368(a) of the Internal Revenue Code (the “Acquisition”), pursuant to the Agreement and Plan of Merger and Reorganization (the “Acquisition Agreement”) dated July 20, 2017 by and between NeuroOne Medical Technologies Corporation, a Delaware corporation (the “Company”), OSOK Acquisition Company (“Acquisition Sub”) and NeuroOne, Inc., a Delaware corporation (“NeuroOne”). NeuroOne was formed on October 7, 2016, and acquired NeuroOne LLC on October 27, 2016 (the “Merger”).

The following unaudited pro forma condensed combined balance sheets as of June 30, 2017 and the unaudited pro forma condensed combined statements of operations for the six month period ended June 30, 2017 and for the year ended December 31, 2016 are based on the historical financial statements of the Company, NeuroOne and NeuroOne LLC after giving effect to the Acquisition. The Acquisition will be accounted for as a capital transaction, or reverse recapitalization. The operations of NeuroOne, Inc. will be the continuing operations of the Company. The following unaudited pro forma condensed combined statements of operations for the six month period ended June 30, 2017 and for the year ended December 31, 2016 give effect to the formation of NeuroOne, Merger and Acquisition as if they had occurred on January 1, 2016. The unaudited pro forma condensed combined balance sheets as of June 30, 2017 assume that the Acquisition took place on that date. These unaudited pro forma condensed combined financial statements (the “Pro Forma Financial Statements”) are provided for informational purposes only and are subject to a number of uncertainties and assumptions and do not purport to represent what the companies’ actual performance or financial position would have been had the Acquisition or Merger occurred on the dates indicated and does not purport to indicate the financial position or results of operations as of any future date or for any future period.

With respect to the Pro Forma Financial Statements:

• The unaudited condensed balance sheets and condensed statements of operations as of and for the six month period ended June 30, 2017 were derived from (i) the Company’s unaudited financial statements as of and for the six month period ended June 30, 2017 as included in its Form 10-Q, and (ii) NeuroOne’s unaudited financial statements as of and for the six month period ended June 30, 2017 included elsewhere in the Amendment No. 1 to Current Report on Form 8-K/A to which these unaudited pro forma condensed combined financial statements are attached.

• The condensed combined statements of operations for the year ended December 31, 2016 were derived from (i) the Company’s audited financial statements as of and for the year ended December 31, 2016, as included in its Form 10-K and (ii) the audited financial statements of NeuroOne, Inc. as of December 31, 2016 and for the period from October 7, 2016 to December 31, 2016 and NeuroOne LLC for the period from January 1, 2016 to October 26, 2016 in the Current Report on Form 8-K filed by the Company on July 20, 2017.

As required, these unaudited pro forma condensed combined financial statements include adjustments which give effect to the events that are directly attributable to the Acquisition and Merger, are factually supportable, and for the condensed combined statements of operations, expected to have a continuing impact. Any planned adjustments affecting the combined balance sheets, combined statements of operations or changes in common stock outstanding, subsequent to the closing date of the Acquisition, are not included.

NeuroOne Medical Technologies Corporation and NeuroOne, Inc.

Unaudited Pro forma Condensed Combined Balance Sheets

As of June 30, 2017

	NeuroOne Medical Technologies Corporation	NeuroOne, Inc.	Pro forma
	Historical	Historical	Adjustments	Notes	Pro forma
Assets
Current assets:
Cash	$—	$421,562	$—		$421,562
Prepaid expenses and other assets	—	7,146	—		7,146
Total current assets	—	428,708	—		428,708
Intangible assets, net	—	194,901	—		194,901
Total assets	$—	$623,609	$—		$623,609

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$41,667	$—	$—		$41,667
Accrued expenses	1,498	693,653	48,882	A	744,033
Advances - related party	85,330	—	(85,330)	E	—
Convertible promissory notes	—	982,017	—		982,017
Premium debt conversion derivative	—	426,417	—		426,417
Total current liabilities	128,495	2,102,087	(36,448)		2,194,134
Warrant liability	—	767,626	—		767,626
Total liabilities	128,495	2,869,713	(36,448)		2,961,760

Stockholders’ deficit:
Common stock	5,073	37	2,755	B, C	7,865
Additional paid–in capital	45,577	44,128	(53,405)	B, C, D	36,300
Accumulated deficit	(179,145)	(2,290,269)	87,098	A, D, E	(2,382,316)
Total stockholders’ deficit	(128,495)	(2,246,104)	36,448		(2,338,151)
Total liabilities and stockholders’ deficit	$—	$623,609	$—		$623,609

NeuroOne Medical Technologies Corporation and NeuroOne, Inc.

Unaudited Pro forma Condensed Combined Statements of Operations

For the six month period ended June 30, 2017

	NeuroOne Medical Technologies Corporation	NeuroOne, Inc.	Pro forma
Operating expenses:	Historical	Historical	Adjustments	Notes	Pro forma
General and administrative	$32,375	$1,175,990	$(412,706)	G	$795,659
Research and development	—	228,757	—		228,757
Total operating expenses	32,375	1,404,747	(412,706)		1,024,416
Loss from continuing operations	(32,375)	(1,404,747)	412,706		(1,024,416)
Interest expense	—	(619,152)	—		(619,152)
Net loss from continuing operations	$(32,375)	$(2,023,899)	$412,706		$(1,643,568)
Net loss from continuing operations per share:
Basic and diluted	$(0.01)	$(6.21)			$(0.23)
Number of shares used in per share calculations:
Basic and diluted	5,073,000	325,953	1,718,630	C	7,117,583

NeuroOne Medical Technologies Corporation, NeuroOne, Inc. and NeuroOne LLC

Unaudited Pro forma Condensed Combined Statements of Operations

For the year ended December 31, 2016

	NeuroOne Medical Technologies Corporation	NeuroOne, Inc. *	NeuroOne LLC **	Pro forma
	Historical	Historical	Historical	Adjustments	Notes	Pro forma
Operating expenses:
General and administrative	$32,611	$182,667	$6,657	$5,563	F,G	$227,498
Research and development	—	—	—	—		—
Total operating expenses	32,611	182,667	6,657	5,563		227,498
Loss from continuing operations	(32,611)	(182,667)	(6,657)	(5,563)		(227,498)
Interest expense	—	(83,703)	(11,947)	—		(95,650)
Net loss from continuing operations	$(32,611)	$(266,370)	$(18,604)	$(5,563)		$(323,148)
Net loss per share from continuing operations:
Basic and diluted	$(0.01)	$(1.02)				$(0.05)
Number of shares used in per share calculations:
Basic and diluted	5,073,000	259,906		1,456,659	C	6,789,565

*	Denotes period from October 7, 2016 through December 31, 2016
**	Denotes period from January 1, 2016 through October 26, 2016

Note 1 — DESCRIPTION OF TRANSACTION AND BASIS OF PRO FORMA INFORMATION

Description of Transaction

On July 20, 2017, NeuroOne Medical Technologies Corporation, through a wholly owned acquisition subsidiary, acquired 100% of the outstanding capital stock of NeuroOne, Inc. in a reverse triangular merger and reorganization pursuant to section 368(a) of the Internal Revenue Code (the “Acquisition”), pursuant to the Agreement and Plan of Merger and Reorganization (the “Acquisition Agreement”) dated July 20, 2017 by and between NeuroOne Medical Technologies Corporation, a Delaware corporation (the “Company”), OSOK Acquisition Company (“Acquisition Sub”) and NeuroOne, Inc., a Delaware corporation (“NeuroOne”). Pursuant to the terms thereof, the following occurred:

•	In connection with the closing of the Acquisition (the “Closing”), 100% of NeuroOne Common Stock, with a par value of $0.0001, outstanding immediately prior to the Closing were exchanged for 6,291,994 shares of Company Common Stock at a ratio of 17.0103706 Company shares for each NeuroOne Share (the “Ratio”) at a par value of $0.001 per share. With regard to the pro forma financial statements, the Ratio is applied to the number of common shares outstanding as of June 30, 2017 and December 31, 2016.

•	In connection with the Closing, Company common stock outstanding in the amount of 1,573,000 shares immediately prior to the Closing were outstanding upon completion of the Acquisition. The remaining common shares outstanding prior to the Closing in the amount of 3,500,000 shares held by the majority stockholder were delivered to the Company for cancellation prior to the Closing.

•	After the Closing, and after giving effect to the issuance of Company shares, the number of shares of our common stock issued and outstanding was 7,864,994.

•	Certain related party obligations of the Company outstanding prior to the Closing were forgiven by the respective parties and cancelled prior to the completion of the Acquisition.

•	In connection with the Closing, all unexercised and unexpired warrants, including commitments to issue warrants, to purchase NeuroOne capital stock then outstanding prior to Closing under the several warrant agreements entered into by NeuroOne and the warrant holders were assumed by the Company.

•	In connection with the Closing, each NeuroOne stock option that was outstanding immediately prior to the Closing, whether or not vested, was converted into and became an option to purchase Company common stock. The Company also assumed the NeuroOne equity incentive plan which had 992,266 (pre-Acquisition shares 58,333 x 17.0103706) shares reserved for issuance of which 581,176 (pre-Acquisition 34,166) shares were issued out of the equity incentive plan comprising of 365,723 (pre-Acquisition 21,500) stock options and 215,453 (pre-Acquisition 12,666) restricted stock awards. The 365,723 (pre-Acquisition 21,500) stock options were outstanding as of June 30, 2017 of which 323,197 (pre-Acquisition 19,000) option shares had vested. All of the restricted stock awards had vested and were no longer restricted as of as of June 30, 2017. There were no stock options or restricted stock awards issued or outstanding as of December 31, 2016.

•	In connection with the Closing, all unconverted and unexpired NeuroOne convertible promissory notes (the “Convertible Notes”) were assumed by the Company and will continue to have, and be subject to, the same terms and conditions as set forth in such Convertible Notes except that the Convertible Notes will be convertible into shares of Company common stock.

Basis of Presentation

The unaudited pro forma condensed combined financial statements were prepared in accordance with the regulations of the U.S. Securities and Exchange Commission (the “SEC”) and are intended to show how the Acquisition might have affected the historical financial statements if the Acquisition and Merger had been completed on January 1, 2016 for the purposes of the condensed statements of operations and as if the Acquisition had been completed on June 30, 2017 for the purposes of the condensed balance sheets. The pro forma adjustments reflect the Acquisition as a capital transaction, or reverse recapitalization, based upon the accounting rules for the acquisition of a private operating company by a public shell company, and not as a business combination.

Note 2 — ACCOUNTING FOR THE ACQUISITION

We have determined that NeuroOne is the accounting acquirer in the Acquisition and that the Acquisition should be accounted for as a capital transaction, or reverse recapitalization, and not as a business combination. Accounting for such capital transaction results in the post-Acquisition pro forma financial statements reflecting the following:

• NeuroOne’s assets, liabilities and accumulated deficit at the Acquisition date, along with the Company’s outstanding accounts payable at the Acquisition date, become the assets, liabilities and accumulated deficit of the combined company;

• The Company’s legal capital structure (i.e., its outstanding shares of capital stock times par value; in this case only common stock is outstanding) is reflected as the combined company’s common stock outstanding;

• Additional paid-in-capital and accumulated deficit is adjusted to make the combined balance sheets balance; and

• The combined condensed statements of operations will include NeuroOne’s activities and the Company’s activity to the extent reflected as part of its continuing operations.

Note 3 — PRO FORMA ADJUSTMENTS

The following represent the pro forma adjustments made to the historical financial statements:

(A) To accrue for estimated acquisition-related transaction costs incurred post June 30, 2017.

(B) To adjust for pre-Acquisition NeuroOne, Inc. common stock, par value from $0.0001 per share, to post-Acquisition NeuroOne Medical Technologies Corporation common stock, par value of $0.001 per share.

(C) To account for the cancellation of 3,500,000 shares of NeuroOne Medical Technologies Corporation common stock, leaving 1,573,000 shares of common stock outstanding just prior to the Acquisition. To account for the exchange of 1 share of common stock of NeuroOne, Inc. for 17.0103706 shares of common stock of NeuroOne Medical Technologies Corporation, whereby, a total of 6,291,994 shares of common stock were received by NeuroOne stockholders at the time of the Acquisition. On a pro forma basis, combined there were 7,864,994 shares ($0.001 par value) of NeuroOne Medical Technologies Corporation outstanding at June 30, 2017 and 7,117,583 and 6,789,565 weighted average shares outstanding during the six months ended June 30, 2017 and for the year ended December 31, 2016, respectively. All NeuroOne, Inc. pro forma shares during 2016 were assumed to be outstanding at the beginning of the year.

(D) Represents the adjustment to additional-paid-in-capital to effect the reverse recapitalization.

(E) To account for cancellation of repayment obligations to related parties for prior advances made to NeuroOne Medical Technologies Corporation prior to Closing.

(F) To reflect amortization basis adjustment for intangible assets stemming from the Merger of NeuroOne, Inc. and NeuroOne LLC.

(G) To eliminate non-recurring charges (legal expenses) associated with the direct and incremental costs of the Acquisition which are reflected in the historical financial statements of NeuroOne Medical

Technologies Corporation and NeuroOne, Inc.